UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2023

CNH Industrial Capital LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55510 (Commission File Number)	39-1937630 (IRS Employer Identification No.)

5729 Washington Avenue Racine, Wisconsin (Address of principal executive offices)		53406 (Zip Code)

(262) 636-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

Under applicable laws and regulations relating to mandatory auditor rotation, Ernst & Young Accountants LLP was no longer allowed to audit the financial statements of CNH Industrial N.V. (“CNHI”), the parent company of CNH Industrial Capital LLC (the “Company”), following the issuance of the Ernst & Young Accountants LLP audit opinion with CNHI’s 2022 financial statements. Hence, in the second half of 2021 the Audit Committee of CNHI oversaw a competitive process among various international audit firms to replace CNHI’s independent auditor. At the end of that process, the Audit Committee of CNHI recommended to the CNHI Board of Directors to submit the appointment of Deloitte Accountants B.V. as the Company’s independent auditor for the financial year ending December 31, 2023 to shareholders of CNHI, and, at the Annual General Meeting of shareholders on April 13, 2022, the appointment of Deloitte Accountants B.V. as CNHI’s independent auditor for the 2023 financial year was approved by the shareholders of CNHI.

In order to facilitate the audit of CNHI’s consolidated financial statements and coordination of the audit of CNHI’s consolidated financial statements with the audit of the Company’s financial statements, the Company has determined to terminate the engagement of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm and to engage Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.

Accordingly, effective March 27, 2023, the Company has terminated the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm. The termination of the engagement of Ernst and Young was approved by the Company’s Board of Directors. Although Ernst & Young will no longer serve as the Company’s independent registered public accounting firm, Ernst & Young will continue to provide to the Company certain services that are not related to the completion of the Company’s fiscal 2023 audit.

The audit reports of Ernst & Young on the Company’s consolidated financial statements for each of the two most recently completed fiscal years, fiscal 2021 and 2022, respectively, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During fiscal 2021 and 2022, as well as the subsequent interim period through March 27, 2023, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).

The Company provided Ernst & Young with a copy of the disclosure contained in this section of this Current Report on Form 8-K and requested that Ernst & Young furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects to which it does not agree. A copy of Ernst & Young’s letter dated March 29, 2023 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of New Independent Registered Public Accounting Firm.

On March 27, 2023, the Company engaged Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for fiscal 2023.

During the Company’s two most recent fiscal years, fiscal 2021 and 2022, and the subsequent interim period through March 27, 2023, neither the Company nor anyone acting on its behalf has consulted with Deloitte regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements or the effectiveness of internal control over financial reporting, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (2) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (3) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 16.1	Ernst & Young LLP letter to the U.S. Securities and Exchange Commission dated March 29, 2023.
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH INDUSTRIAL CAPITAL LLC
Date: March 29, 2023	By:	/s/ Daniel Willems Van Dijk
Daniel Willems Van Dijk
Chief Financial Officer